Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL

Offer to Exchange

7.00% Convertible Subordinated Notes due July 15, 2006

for any and all outstanding

7.00% Convertible Subordinated Notes due July 15, 2006

(CUSIP Nos. 026375AH8 and 026375AJ4)

of

American Greetings Corporation

Pursuant to, and subject to the terms and conditions described in,

the Offering Memorandum dated April 6, 2006

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY 12, 2006, UNLESS EXTENDED OR EARLIER TERMINATED BY US (THE “EXPIRATION DATE”)

The Exchange Agent for the Exchange Offer is:

Global Bondholder Services Corporation

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:
65 Broadway—Suite 723	(For Eligible Institutions only):	65 Broadway—Suite 723
New York, NY 10006	(212) 430-3775	New York, NY 10006

Confirmation:
(212) 430-3774

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS LETTER OF TRANSMITTAL VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

Capitalized terms used but not defined herein shall have the same meaning given them in the offering memorandum of American Greetings Corporation (“American Greetings”), dated April 6, 2006 (as may be amended and supplemented from time to time, the “Offering Memorandum”).

This Letter of Transmittal (“Letter”) need not be completed if (a) 7.00% Convertible Subordinated Notes due July 15, 2006 of American Greetings (the “Old Notes”), are being tendered by book-entry transfer to the account maintained by the Exchange Agent at Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Offering Memorandum under “The Exchange Offer—Procedures for Tendering” and (b) an “agent’s message” is delivered to the Exchange Agent as described in the Offering Memorandum under “The Exchange Offer—Procedures for Tendering—Letter of Transmittal.”

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. If Old Notes are registered in different names, a separate Letter of Transmittal must be submitted for each registered owner. See Instruction 2 below.

This Letter relates to the offer (the “Exchange Offer”) of American Greetings to exchange $1,000 principal amount of the Company’s 7.00% Convertible Notes due July 15, 2006 (the “New Notes”), for each $1,000 principal amount of validly tendered and accepted outstanding Old Notes. If the Exchange Offer is consummated, holders who tender their Old Notes and do not withdraw them prior to the consummation will receive an exchange fee in cash in an amount equal to $3.75 per $1,000 principal amount of the Old Notes that they tender. The Exchange Offer is made upon the terms and subject to the conditions contained in the Offering Memorandum.

All tenders of Old Notes pursuant to the Exchange Offer must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on May 12, 2006, unless extended or earlier terminated by us (the “Expiration Date”). American Greetings will notify holders of the Old Notes of any extension by means of a press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

The Exchange Offer is subject to certain conditions precedent as set forth in the Offering Memorandum under the caption “The Exchange Offer—Conditions.”

This Letter is to be completed by a holder of Old Notes if a tender is to be made by book-entry transfer to the account maintained by the Exchange Agent at DTC pursuant to the procedures set forth in the Offering Memorandum under “The Exchange Offer—Procedures for Tendering,” but only if an agent’s message is not delivered through DTC’s Automated Tender Offer Program (“ATOP”). Tenders by book-entry transfer may also be made through ATOP. DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC through ATOP. DTC will then verify the acceptance and execute a book-entry delivery to the Exchange Agent’s account at DTC. DTC will also send an agent’s message to the Exchange Agent for its acceptance. The agent’s message will state that DTC has received an express acknowledgment from the tendering holder of Old Notes, which acknowledgment will confirm that such holder of Old Notes received and agrees to be bound by, and makes each of the representations and warranties contained in, this Letter, and that American Greetings may enforce this Letter against such holder of Old Notes. Delivery of the agent’s message by DTC will satisfy the terms of the Exchange Offer in lieu of execution and delivery of this Letter by the DTC participant identified in the agent’s message. Accordingly, this Letter need not be completed by a holder tendering through ATOP.

DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

The undersigned has completed, executed and delivered this Letter to indicate the action the undersigned desires to take with respect to the Exchange Offer.

List below the Old Notes to which this Letter relates. If Old Notes are registered in different names, a separate Letter of Transmittal must be submitted for each registered owner. See Instruction 2 below.

DESCRIPTION OF RESTRICTED OLD NOTES (CUSIP NO.026375AH8)
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Certificate Number(s)/Account Number(s)*	Aggregate Principal Amount of Old Notes	Principal Amount Tendered**

Total

    *  Need not be completed by holders tendering by book-entry transfer

  **  Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Old Notes represented by the notes indicated in column 2. Old Notes tendered hereby must be in denominations of principal amount of $1,000 or any integral multiple thereof. See Instruction l of the Letter of Transmittal.

DESCRIPTION OF UNRESTRICTED OLD NOTES (CUSIP NO.026375AJ4)
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Certificate Number(s)/Account Number(s)*	Aggregate Principal Amount of Old Notes	Principal Amount Tendered**

Total

    *  Need not be completed by holders tendering by book-entry transfer

  **  Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Old Notes represented by the notes indicated in column 2. Old Notes tendered hereby must be in denominations of principal amount of $1,000 or any integral multiple thereof. See Instruction l of the Letter of Transmittal.

PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

Ladies and Gentlemen:

By execution hereof, the undersigned acknowledges that he or she has received the Offering Memorandum and this Letter of Transmittal, which together constitute the Exchange Offer, to exchange $1,000 principal amount of New Notes for each $1,000 principal amount of validly tendered and accepted Old Notes, on the terms and subject to the conditions of the Offering Memorandum.

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to American Greetings the principal amount of Old Notes indicated above pursuant to the Exchange Offer.

Subject to, and effective upon, the acceptance of Old Notes tendered hereby, by executing and delivering this Letter (or agreeing to the terms of this Letter pursuant to an agent’s message) the undersigned: (i) irrevocably exchanges, assigns, and transfers to, or upon the order of, American Greetings all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of, the Old Notes tendered thereby; (ii) waives any and all rights with respect to the Old Notes tendered; and (iii) releases and discharges American Greetings and the Trustee with respect to the Old Notes from any and all claims such holder may have, now or in the future, arising out of or related to the Old Notes. The undersigned acknowledges and agrees that the tender of Old Notes made hereby may not be withdrawn except in accordance with the procedures set forth in the Offering Memorandum.

The undersigned represents and warrants that it has full power and authority to legally tender, exchange, assign and transfer the Old Notes tendered hereby and to acquire the New Notes issuable upon the exchange of such tendered Old Notes, and that, when and if the Old Notes tendered hereby are accepted for exchange, American Greetings will acquire good and unencumbered title to the tendered Old Notes free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or American Greetings to be necessary or desirable to transfer ownership of such Old Notes on the account books maintained by DTC.

The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of American Greetings with respect to such Old Notes) with full power of substitution to: (i) transfer ownership of such Old Notes on the account books maintained by DTC to, or upon the order of American Greetings; (ii) present such Old Notes for transfer of ownership on the books of American Greetings; (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Old Notes; and (iv) deliver, in book-entry form, the New Notes issuable upon acceptance of the Old Notes tendered hereby, together with any Old Notes not accepted in the Exchange Offer, to the DTC account designated herein by the undersigned, all in accordance with the terms and conditions of the Exchange Offer as described in the Offering Memorandum.

The undersigned acknowledges that the Exchange Offer is being made in reliance upon Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), to exempt the Exchange Offer from the registration requirements of the Securities Act. We have no contract, arrangement or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any broker, dealer, salesperson, agent or any other person for soliciting tenders in the Exchange Offer. In addition neither our financial advisor nor any broker, dealer, salesperson, agent or any other person, is engaged or authorized to express any statement, opinion, recommendation or judgment with respect to the relative merits and risks of the Exchange Offer.

All authority conferred or agreed to be conferred in this Letter shall survive the death or incapacity of the undersigned and all obligations of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned.

The Exchange Offer is subject to certain conditions as set forth in the Offering Memorandum under the caption “The Exchange Offer—Conditions.” The undersigned recognizes that as a result of these conditions (which may be waived by American Greetings, in whole or in part, in the sole discretion of American Greetings, as more particularly set forth in the Offering Memorandum), American Greetings may not be required to accept all or any of the Old Notes tendered hereby.

We reserve the right to extend or amend the Exchange Offer in our sole discretion. We reserve the right to terminate the Exchange Offer, if any of the conditions listed in “The Exchange Offer—Conditions” occur, or the occurrence thereof has not been waived by us in our sole discretion.

The undersigned understands that a valid tender of Old Notes not made in acceptable form and risk of loss therefor does not pass until receipt by the Exchange Agent of this Letter (or an agent’s message in lieu thereof) or a facsimile hereof, duly completed, dated and signed, together with all accompanying evidences of authority and any other required documents and signature guarantees in form satisfactory to American Greetings (which may delegate power in whole or in part to the Exchange Agent). All questions as to validity, form and eligibility of any tender of the Old Notes hereunder (including time of receipt) and acceptance of tenders and withdrawals of Old Notes will be determined by American Greetings in its sole judgment (which may delegate power in whole or in part to the Exchange Agent) and such determination shall be final and binding.

Unless otherwise indicated in the “Special Issuance and Payment Instructions” box below, the New Notes will be credited to the DTC account number specified above. In the event that the “Special Issuance and Payment

Instructions” box is completed, the undersigned hereby understands and acknowledges that any Old Notes tendered but not accepted in the Exchange Offer will be issued in the name(s), and delivered by book-entry transfer to the DTC account number(s), indicated in such box. However, the undersigned understands and acknowledges that American Greetings has no obligation pursuant to the “Special Issuance and Payment Instructions” box to transfer any Old Notes from the name(s) of the registered holders thereof to the person indicated in such box, if American Greetings does not accept any Old Notes so tendered. The undersigned acknowledges and agrees that American Greetings and the Exchange Agent may, in appropriate circumstances, defer effecting transfer of Old Notes, and may retain such Old Notes, until satisfactory evidence of payment of transfer taxes payable on account of such transfer by the undersigned, or exemption therefrom, is received by the Exchange Agent.

Your bank or broker can assist you in completing this form. The instructions included with this Letter must be followed. Questions and requests for assistance or for additional copies of the Offering Memorandum and this Letter may be directed to the Information Agent, whose address and telephone number appear on the final page of this Letter. See Instruction 7 below.

METHOD OF DELIVERY

☐	CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution

Account Number

Transaction Code Number

Signature(s) of Holder(s) of Old Notes

Must be signed by registered holders of Old Notes exactly as such participant’s name appears on a security position listing as the owner of Old Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Letter. If signing is by attorney, executor, administrator, trustee or guardian, agent or other person acting in a fiduciary or representative capacity, please set forth full title. See Instructions 2 & 3.

Date

Name(s)

Capacity

Address (Include Zip Code)

DTC Account to which New Notes should be delivered

Tax Identification or Social Security Number (See Instruction 8)

Telephone Number (Include Area Code)

SPECIAL ISSUANCE AND PAYMENT INSTRUCTIONS

(See Instructions 2 & 6)

To be completed ONLY if some portion of Old Notes listed above are not tendered for exchange or New Notes are to be returned by credit to a DTC account number other than the account number specified above.

Issue New Notes and/or unexchanged Old Notes to:

Name

DTC Account #

Address (Including Zip Code)

(Tax Identification or Social Security Number)

(See Instruction 8)

MEDALLION SIGNATURE GUARANTEE

(SEE INSTRUCTIONS 2 & 3 BELOW)

(CERTAIN SIGNATURES MUST BE GUARANTEED BY AN

ELIGIBLE INSTITUTION)

Name of Eligible Institution Guaranteeing Signatures

Address (Including Zip Code)

Telephone Number (Including Area Code)

Authorized Signature

Printed Name

Title

Date

INSTRUCTIONS

FORMING PART OF THE

TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. Delivery of Letter of Transmittal. To tender Old Notes in the Exchange Offer, book-entry transfer of the Old Notes into the Exchange Agent’s account with DTC, as well as a properly completed and duly executed copy or manually signed facsimile of this Letter, or an agent’s message in lieu of this Letter, and any other documents required by this Letter, must be received by the Exchange Agent, at its address set forth herein, prior to 5:00 p.m New York City time on the Expiration Date. Tenders of Old Notes in the Exchange Offer may be made prior to the Expiration Date in the manner described in the preceding sentence and otherwise in compliance with this Letter. Old Notes tendered hereby must be in denominations of principal amount of $1,000 or any integral multiple thereof. Unless otherwise indicated in the Letter of Transmittal, a holder will be deemed to have tendered ALL of the Old Notes represented by the notes listed in the tables entitled “Description of Unrestricted Old Notes” and “Description of Restricted Old Notes” in the Letter of Transmittal.

THE METHOD OF DELIVERY OF THIS LETTER, AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT, INCLUDING DELIVERY THROUGH DTC OF ANY ACCEPTANCE OF AN AGENT’S MESSAGE TRANSMITTED THROUGH DTC’S AUTOMATED TENDER PROGRAM, IS AT THE ELECTION AND RISK OF THE TENDERING HOLDER OF OLD NOTES. IF SUCH DELIVERY IS MADE BY MAIL, IT IS RECOMMENDED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS OF OLD NOTES WILL BE ACCEPTED. EXCEPT AS OTHERWISE PROVIDED BELOW, DELIVERY WILL BE MADE WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. THIS LETTER AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT, NOT TO AMERICAN GREETINGS OR DTC.

Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m. New York City time on the Expiration Date, unless the Exchange Offer is extended, in which case tenders of Old Notes may be withdrawn under the conditions described in the Offering Memorandum under the caption “The Exchange Offer—Expiration Date; Extensions; Amendments; Termination.” In order to be valid, notice of withdrawal of tendered Old Notes must comply with the requirements set forth in the Offering Memorandum under the caption “The Exchange Offer—Withdrawal of Tenders.”

2. Signatures on Letter of Transmittal, Powers and Endorsements. This Letter must be signed by or on behalf of the registered holder(s) of the Old Notes tendered hereby. The signature(s) on this Letter must be exactly the same as the name(s) that appear(s) on the security position listing of DTC in which such holder of Old Notes is a participant, without alteration or enlargement or any change whatsoever. Except as provided below, ALL SIGNATURES ON LETTERS OF TRANSMITTAL MUST BE GUARANTEED BY A MEDALLION SIGNATURE GUARANTOR.

If any of the Old Notes tendered hereby are registered in the name of two or more holders, all such holders must sign this Letter. If any tendered Old Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are names in which certificates are held.

If this Letter or any Old Notes or powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by American Greetings, proper evidence satisfactory to American Greetings of its authority so to act must be submitted with this Letter.

3. Guarantee of Signatures. Except as otherwise provided below, all signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program or the Stock Exchange Medallion Program. Signatures on this Letter need not be guaranteed if:

•	this Letter is signed by a participant in DTC whose name appears on a security position listing of DTC as the owner of the Old Notes and the holder(s) has not completed the portion entitled “Special Issuance and Payment Instructions” on the Letter of Transmittal; or

•	the Old Notes are tendered for the account of an Eligible Guarantor Institution (defined below).

If this Letter is not signed by the holder, the holder must transmit a separate, properly completed power with this Letter (in either case, executed exactly as the name(s) of the participant(s) appear(s) on such security position listing), with the signature on the endorsement or power guaranteed by a Medallion Signature Guarantor, unless such powers are executed by an Eligible Guarantor Institution (defined below).

An Eligible Guarantor Institution (as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), means:

(i) Banks (as defined in Section 3(a) of the Federal Deposit Insurance Act);

(ii) Brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, and government securities brokers, as those terms are defined under the Exchange Act;

(iii) Credit unions (as that term is defined in Section 19b(l)(A) of the Federal Reserve Act);

(iv) National securities exchanges, registered, securities associations, and clearing agencies, as those terms are used under the Exchange Act; and

(v) Savings associations (as that term is defined in Section 3(b) of the Federal Deposit Insurance Act).

For a correction of name or a change in name which does not involve a change in ownership, you may proceed as follows: for a change in name by marriage, etc., this Letter should be signed, e.g., “Mary Doe, now by marriage, Mary Jones.” For a correction in name, this Letter should be signed, e.g., “James E. Brown, incorrectly inscribed as J. E. Brown.” In any such case, the signature on this Letter must be guaranteed as provided above, and the holder must complete the Special Issuance and Payment Instructions above.

You should consult your own tax advisor as to possible tax consequences resulting from the issuance of New Notes, as described above, in a name other than that of the registered holder(s) of the tendered Old Notes.

4. Transfer Taxes. American Greetings will pay all transfer taxes, if any, applicable to the transfer and exchange of Old Notes in the Exchange Offer. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. Other reasons transfer taxes could be imposed include:

•	if New Notes in book-entry form are to be registered in the name of any person other than the person signing this Letter; or

•	if tendered Old Notes are registered in the name of any person other than the person signing this Letter.

If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with the Letter, the amount of those transfer taxes will he billed directly to the tendering holder and/or withheld from any payments due with respect to the Old Notes tendered by such holder.

5. Validity of Tender; Irregularities. All questions as to validity, form and eligibility (including time of receipt) of any tender of the Old Notes hereunder will be determined by American Greetings, in its sole judgment (which may delegate power in whole or in part to the Exchange Agent), and such determination shall be final and binding. American Greetings reserves the absolute right to waive any irregularities or defects in the tender of any

Old Notes and its interpretations of the terms and conditions of this Letter (including these instructions) with respect to such irregularities or defects shall be final and binding. A tender will not be deemed to have been made until all irregularities have been cured or waived.

6. Special Issuance and Payment Instructions and Special Delivery Instructions. Indicate the name in which ownership of the New Notes on the DTC security listing position is to be recorded if different from the name of the person(s) signing this Letter. A Social Security Number or Tax Identification Number will be required.

7. Additional Copies. Additional copies of this Letter may be obtained from the Information Agent at the address listed below.

8. Substitute Form W-9. You are required, unless an exemption applies, to provide the Exchange Agent with a correct Taxpayer Identification Number (“TIN”), generally the holder’s social security number or employer identification number, and with certain other information, on Substitute Form W-9, which is provided herewith and to certify under penalties of perjury, that such TIN is correct and that you are not subject to backup withholding. Failure to provide the information on the form may subject the holder (or other payee) to a penalty of $50 imposed by the Internal Revenue Service (“IRS”) and a United States federal income tax backup withholding on the payment of the amounts due. The box in Part 3 of the form may be checked if you have not been issued a TIN and have applied for a number or intend to apply for a number in the near future. If the box in Part 3 is checked, the Exchange Agent will backup withhold on all payments until a TIN is provided to the Exchange Agent but not longer than 60 days, after which time the funds will be turned over to the IRS.

IF FURTHER INSTRUCTIONS ARE DESIRED, CONTACT THE

INFORMATION AGENT:

Global Bondholder Services Corporation

65 Broadway—Suite 723

New York, New York 10006

Attn: Corporate Actions

Banks and Brokers Call: (212) 430-3774

Toll-Free: (866) 795-2200

IMPORTANT TAX INFORMATION

Under United States federal income tax law, a holder whose Old Notes are accepted for exchange is required by law to provide the Exchange Agent with such holder’s correct TIN on the Substitute Form W-9 and to certify that the TIN provided is correct (or that such holder is awaiting a TIN). If such holder is an individual, the TIN is his or her social security number. If the Exchange Agent is not provided with the correct TIN, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service (the “IRS”) and backup withholding in an amount equal to 28% of the gross proceeds received pursuant to the Exchange Offer.

Certain holders (including, among others, all corporations and certain foreign individuals and entities) may be exempted from these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that holder must submit a statement, signed under penalties of perjury, attesting to that individual’s exempt status (Form W-8BEN). Such statements can be obtained from the Exchange Agent. Holders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements.

If backup withholding applies, the Exchange Agent may be required to backup withhold on any such payments made to the holder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS. The Exchange Agent cannot refund amounts withheld by reason of backup withholding.

What Number to Give the Paying Agent

The holder is required to give the Exchange Agent the TIN, generally the social security number or employer identification number, of the record owner of the tendered Old Notes. If the Old Notes are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report. If the holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, he or she should check the box in Part 3 of the Substitute Form W-9, sign and date the Substitute Form W-9 and complete the Certificate of Awaiting Taxpayer Identification Number in order to avoid backup withholding. If the box in Part 3 is checked, the Exchange Agent will backup withhold on all payments until a TIN is provided to the Exchange Agent but not longer than 60 days, after which time the funds will be turned over to the IRS.

PAYOR’S NAME: GLOBAL BONDHOLDER SERVICES CORPORATION
SUBSTITUTE Form W-9 Payor’s Request for Taxpayer Identification Number (“TIN”) and Certification	Part I—PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	TIN: Social Security Number or Employer Identification Number
PART II—For Payees exempt from backup withholding, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 and complete as instructed therein

PART III—CERTIFICATION—Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me); and

(2)    I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)    I am a U.S. person (including a U.S. resident alien); and

(4)    All information provided in this form is true, correct and complete.

	SIGNATURE:	DATE:

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see the instructions in the enclosed Guidelines.)

NOTE:	FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ALL REPORTABLE PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING YOUR TIN.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a TIN has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, a portion of all reportable payments made to me will be withheld.

Signature	Date